                                                                     EXHIBIT 4.2

                                  800.COM, INC.


                           THIRD AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


                                   Dated as of


                                 March __, 2000

                                    CONTENTS

Section 1.        Registration Rights .........................................2
        1.1       Definitions .................................................2
        1.2       Request for Registration ....................................3
        1.3       Company Registration ........................................5
        1.4       Obligations of the Company ..................................5
        1.5       Furnish Information .........................................7
        1.6       Expenses of Demand Registration .............................7
        1.7       Expenses of Company Registration ............................8
        1.8       Underwriting Requirements ...................................8
        1.9       Delay of Registration .......................................8
        1.10      Indemnification .............................................9
        1.11      Reports Under Securities Exchange Act of 1934 ..............11
        1.12      Form S-3 Registration ......................................12
        1.13      "Market Stand-Off" Agreement ...............................13
        1.14      Assignment of Registration Rights ..........................13
        1.15      Limitations on Subsequent Registration Rights ..............14
        1.16      Termination ................................................14

Section 2.        Covenants of the Company ...................................14
        2.1       Delivery of Annual Financial Statements and Other
                  Information ................................................14
        2.2       Delivery of Interim Financial Statements ...................15
        2.3       Inspection .................................................15
        2.4       Confidentiality ............................................16
        2.5       Right of First Refusal .....................................16
        2.6       Initial Public Offering; Right of First Refusal ............18
        2.7       Life Insurance .............................................20
        2.8       Reservation of Common Stock ................................20

                                                                          PAGE i
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
        2.9       Assignment of Inventions and Confidentiality Agreements ....20
        2.10      Compensation Committee .....................................20
        2.11      Termination of Covenants ...................................20

Section 3.
                  Miscellaneous ..............................................21
        3.1       Successors and Assigns .....................................21
        3.2       Governing Law ..............................................21
        3.3       Counterparts ...............................................21
        3.4       Headings ...................................................21
        3.5       Notices ....................................................22
        3.6       Amendments and Waivers .....................................22
        3.7       Severability ...............................................22
        3.8       Entire Agreement ...........................................22
        3.9       Attorneys' Fees ............................................23


                                                                         PAGE ii
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                           THIRD AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

        THIS THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of March __, 2000, by and between 800.COM, INC., an Oregon corporation (the "Company"), and the Investors listed on the signature pages hereof (such investors being referred to herein, collectively, as the "Investors" and, individually, each as an "Investor").

                                         RECITALS

        A. The Company issued and sold 4,000,000 shares of its Series A Preferred Stock, $0.01 par value per share("Series A Stock"), pursuant to the Series A Preferred Stock Purchase Agreement dated as of October 30, 1998, among the Company and the Investors party thereto (the "Series A Stock Purchase Agreement"). Such Series A Preferred Stock may, pursuant to the terms of the Company's Fourth Amended and Restated Articles of Incorporation (the "Restated Articles"), be converted into shares of Common Stock, $0.01 par value per share ("Common Stock"), of the Company.

        B. The Company issued and sold 7,262,442 shares of its Series B Preferred Stock, $0.01 par value per share (the "Series B Stock"), pursuant to the Series B Preferred Stock Purchase Agreement dated as of March 22, 1999, among the Company and the Investors party thereto (the "Series B Stock Purchase Agreement"). Such Series B Stock may, pursuant to the terms of the Restated Articles, be converted into shares of Common Stock.

        C. The Company issued and sold 8,720,983 shares of its Series C Preferred Stock, $0.01 par value per share (the "Series C Stock"), pursuant to the Series C Preferred Stock Purchase Agreement dated as of October 19, 1999, among the Company and the Investors party thereto (the "Series C Stock Purchase Agreement"). Such Series C Stock may, pursuant to the terms of the Restated Articles, be converted into shares of Common Stock.

        D. The Company proposes to issue and sell shares of its Series D Preferred Stock, $0.01 par value per share (the "Series D Stock"), pursuant to the Series D Preferred Stock Purchase Agreement dated as of the date hereof, among the Company and the Investors party thereto (the "Series D Stock Purchase Agreement"). Such Series D Stock may, pursuant to the terms of the Restated Articles, be converted into shares of Common Stock.

        E. As a condition precedent to the closing of the transactions contemplated in the Series D Stock Purchase Agreement, the Company has agreed to enter into this Agreement.


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                                         AGREEMENT

        NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. REGISTRATION RIGHTS

        The Company covenants and agrees as follows:

        1.1 DEFINITIONS

        For purposes of this Agreement:

            (a) The term "Holder" means any party hereto owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section 1.14 hereof.

            (b) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement or document.

            (c) The term "Registrable Securities" means (i) Common Stock of the Company issuable or issued upon conversion of the Series A Stock, Series B Stock, Series C Stock and/or Series D Stock at any time outstanding and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Series A Stock, Series B Stock, Series C Stock, Series D Stock or Common Stock; provided, however, that shares of Common Stock shall no longer be treated as Registrable Securities when (x) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (y) such Registrable Securities are sold by a person in a transaction in which the rights under this Section 1 are not assigned in accordance with
Section 1.14 hereof or (z) the Holder of such Registrable Securities is able to dispose of all Registrable Securities held by such Holder in one three-month period pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act without registration under the 1933 Act.

            (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to

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then exercisable or convertible securities that upon issuance would be,
Registrable Securities.

            (e) The term "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC.

            (f) The term "SEC" means the Securities and Exchange Commission.

            (g) The term "1933 Act" means the Securities Act of 1933, as amended.

        1.2 REQUEST FOR REGISTRATION

            (a) If the Company shall receive at any time after the earlier of
(i) three years from the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company to the general public, a written request from (x) the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding or (y) the holders of at least fifty percent (50%) of the combined total number of shares of Series C Stock and Series D Stock then outstanding, that the Company file a registration statement under the Act in which the aggregate proceeds are in excess of $7,500,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within one hundred twenty (120) days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities that the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company.

            (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                                                                          PAGE 3
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        Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all such Holders, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, including any shares offered by the Company, are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

            (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.2 (counting for this purpose only registrations that have been declared or ordered effective and pursuant to which Registrable Securities have been sold and registrations that have been withdrawn by the Holders as to which the Holders have not elected to bear the expenses of such registration pursuant to Section 1.6 and would, absent such election, have been required to bear such expenses), one of which shall only be initiated if requested by the holders of at least fifty percent (50%) of the combined total number of shares of Series C Stock and Series D Stock then outstanding pursuant to Section 1.2(a).

            (d) Notwithstanding the foregoing (i) the Company shall not be obligated to effect a registration pursuant to this Section 1.2 during the period starting with the date 60 days prior to the Company's good faith estimated date of filing of, and ending on the date 120 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided the Company is at all times during such period diligently pursuing such registration, (ii) the Company shall not be obligated to effect a registration pursuant to this Section
1.2 with respect to any Registrable Securities that are, at the time of the request for such registration, freely transferable under the provisions of Rule 144(k) promulgated under the 1933 Act, and (iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders;

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provided, however, that this right to delay any requested registration shall not be utilized more than twice (for a total of up to 120 days) in any 12-month period.

        1.3 COMPANY REGISTRATION

        If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company employee stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 1.3. The Holders' rights under this
Section 1.3 may be exercised an unlimited number of times.

        1.4 OBLIGATIONS OF THE COMPANY

        Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933

                                                                          PAGE 5
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Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required to effect a registration or qualification in any particular jurisdiction in which the Company would be required, in connection with such registration or qualification or as a condition thereto, to qualify to do business or to file a general consent to service of process, unless the Company is already so qualified to do business or subject to service in such jurisdiction.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any such Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

            (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in

                                                                          PAGE 6
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an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        1.5 FURNISH INFORMATION

        It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder, that such Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

        1.6 EXPENSES OF DEMAND REGISTRATION

        All expenses (other than underwriting discounts, commissions and stock transfer taxes relating to Registrable Securities) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including, without limitation, all registration, filing and qualification fees, printers and accounting fees, and fees and disbursements of counsel for the Company and of one special counsel for all the selling Holders (which counsel shall be selected by the Holders and shall be reasonably acceptable to the Company), shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses otherwise payable by the Company and shall retain their rights pursuant to Section 1.2.

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        1.7       EXPENSES OF COMPANY REGISTRATION

        All expenses (other than underwriting discounts, commissions and stock transfer taxes relating to Registrable Securities) incurred in connection with registrations, filings or qualifications pursuant to Section 1.3 and Section 1.12, including, without limitation, all registration, filing, and qualification fees, printers and accounting fees, and fees and disbursements of counsel for the Company and of one special counsel for all the selling Holders (which counsel shall be selected by the Holders and shall be reasonably acceptable to the Company), shall be borne by the Company.

        1.8       UNDERWRITING REQUIREMENTS

        In connection with any offering involving an underwriting of shares of capital stock pursuant to Section 1.3, the Company shall not be required under
Section 1.3 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters). If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe is compatible with the success of the offering, then the underwriters, in their sole discretion, may exclude up to a maximum of (i) in a registration relating to an initial underwritten firm commitment public offering of the Company for its own account, 100% of the Registrable Securities so requested to be included in such registration, and
(ii) in any other registration, 75% of the Registrable Securities so requested to be included in such registration (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportion as shall mutually be agreed to by such selling Holders). The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations and the number of shares of Registrable Securities that may be included in the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

        1.9 DELAY OF REGISTRATION

        No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

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        1.10 INDEMNIFICATION

        In the event any Registrable Securities are included in a registration statement under this Section 1:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with such registration and sale of securities; and the Company will pay to each such Holder, partner, officer, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, partner, officer, director, underwriter or controlling person or their respective agents.

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter, any other Holder selling securities in such registration statement and any officer, director, or controlling person of any such underwriter or other Holder, against any losses,

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claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or its agents expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and, provided further, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

            (d) To the extent the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

        1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

        With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

            (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

            (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

            (d) furnish to any Holder forthwith upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the

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Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

        1.12 FORM S-3 REGISTRATION

        In the event that the Company receives a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding, that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in each such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12 (i) if Form S-3 is not available for such offering by the Holders; (ii) if the anticipated aggregate offering price of the Registrable Securities to be registered (before deductions for underwriters' discounts and commissions) does not exceed $1,000,000; (iii) if the Company shall have effected a registration under this
Section 1.12 within the 12-month period preceding such request for registration under this Section 1.12; or (iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holders under this
Section 1.12; provided, however, that the Company shall not utilize this right to delay any requested registration more than twice (for a total of up to 120 days) in any 12-month period.

            (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

        1.13 "MARKET STAND-OFF" AGREEMENT

        Each Holder hereby agrees that, during the period specified by the Company and an underwriter of common stock or other securities of the Company (such period not to exceed 180 days), following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock (i) included in such registration, (ii) acquired pursuant to
Section 2.6 or (iii) acquired by holders of Series C Stock or Series D Stock in the Public Offering or on the open market after the Public Offering (as such term is defined in Section 2.11); provided, however, that all officers and directors of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.

        1.14 ASSIGNMENT OF REGISTRATION RIGHTS

        The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of such securities that, together with all affiliates (as such term is defined in Rule 405 promulgated under the 1933 Act) of such transferee or assignee, acquires at least 200,000 shares of Registrable Securities, 50,000 shares of Series C Stock (or Common Stock issued upon conversion of Series C Stock) or 50,000 shares of Series D Stock (or Common Stock issued upon conversion of Series D Stock) (in each case appropriately adjusted for any stock dividend, stock split, or combination applicable to the Registrable Securities) or, if less, all of Holder's Registrable Securities, and who assumes the transferor's or assignor's obligations hereunder; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, in each of the foregoing instances, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; and, provided further, that any of the following transfers shall not be subject to the foregoing limitations on the minimum number of shares to be transferred: (i) a transfer to any partner or retired partner of any Holder which is a partnership, (ii) a transfer to any family member or trust for the benefit of any individual Holder, (iii) a transfer to any shareholder of any Holder which is a corporation, or (iv) a transfer to any member of any Holder which is a limited liability company.

        1.15 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

        From and after the date of this Agreement, the Company shall not, without (a) the prior written consent of the Holders of a majority of the outstanding Registrable Securities and (b) the prior written consent of the holders of a majority of the combined total number of outstanding shares of Series C Stock and Series D Stock, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (x) include such securities in any registration filed under Section 1.2, 1.3 or 1.12, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (y) make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

        1.16 TERMINATION

        The registration rights described in this Section 1 shall terminate five years from the effective date of the Company's first registration statement for a firm commitment, underwritten public offering of securities of the Company to the general public.

SECTION 2. COVENANTS OF THE COMPANY

        2.1 DELIVERY OF ANNUAL FINANCIAL STATEMENTS AND OTHER INFORMATION

        The Company shall deliver to the Investors and the transferees or assignees thereof, provided that such Investor, transferee or assignee and the affiliates (as such term is defined in Rule 405 promulgated under the 1933 Act) of or entities under common investment management with such Investor, transferee or assignee, as the case may be, hold in the aggregate at least 200,000 shares of Series A Stock or Series B Stock or at least 50,000 shares of Series C Stock or Series D Stock (in each case appropriately adjusted for stock dividends, splits or combinations) (each, an "Interested Holder"):

            (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement, statement of shareholders' equity and statement of cash flows for such fiscal year, and a balance sheet of the Company as of the end of such year, such financial statements to be prepared in accordance with generally accepted accounting principles ("GAAP") and audited by independent certified public accountants of nationally recognized standing selected by the Company; and

            (b) as soon as practicable, but in any event prior to the end of each fiscal year, a budget and business plan approved by the Board of Directors for the next fiscal year and income and loss projections for the Company in respect of such fiscal year, all prepared on a monthly basis, and promptly after preparation thereof any other budgets or revised budgets prepared by the Company and delivered to the Board of Directors; and

            (c) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Interested Holder may from time to time reasonably request.

        2.2 DELIVERY OF INTERIM FINANCIAL STATEMENTS

        The Company shall deliver to each Interested Holder:

            (a) as soon as practicable, but in any event within 45 days after the end of each fiscal quarter of the Company, an unaudited income statement and balance sheet for and as of the end of such quarter and for the fiscal year to date, in reasonable detail; and

            (b) within 30 days after the end of each month, an unaudited income statement and balance sheet for and as of the end of such month and for the fiscal year to date, in reasonable detail.

        2.3 INSPECTION

        The Company shall permit each Interested Holder, at such party's expense, to visit and inspect the Company's properties, to examine its books of accounts and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Interested Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.3 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless such Interested Holder provides reasonable assurances in writing that it will maintain the confidentiality of the information.

        2.4 CONFIDENTIALITY

        The information provided pursuant to Sections 2.1, 2.2 and 2.3 shall be used by the Interested Holders solely in furtherance of their interests as Interested Holders in the Company. Each Interested Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Interested Holder may obtain from the Company, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder or pursuant to visitation or inspection rights granted hereunder or otherwise, unless such information is already known to the Interested Holder or is or becomes publicly known (other than by means of the Interested Holder in violation of this Section 2.4), or unless the Company gives its written consent to the Interested Holder's release of such information, except that no such written consent shall be required if such information is only to be provided to the Interested Holder's lawyer or accountant, or to an officer, director or partner of an Interested Holder, in furtherance of the Interested Holder's interest in the Company and such other party shall have agreed to keep such information confidential and to not further disclose or divulge it.

        2.5 RIGHT OF FIRST REFUSAL

        Subject to the terms and conditions specified in this Section 2.5, the Company hereby grants to each Interested Holder a right of first refusal with respect to future sales by the Company of its Shares (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any class or series of its capital stock ("Shares"), the Company shall first make an offering of such Shares to the Interested Holders in accordance with the following provisions:

            (a) The Company shall deliver a notice ("Notice") to each Interested Holder stating (i) its bona fide intention to offer or issue such Shares, (ii) the number of such Shares to be offered, (iii) the price, if any, for which it proposes to offer such Shares, and (iv) the names of proposed offerees, if known.

            (b) Within 20 calendar days after delivery of the Notice, each Interested Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock Equivalents (as hereinafter defined) then held by the Interested Holder bears to the total number of shares of Common Stock Equivalents then held by all shareholders of the Company. "Common Stock Equivalents" means shares of (i) Common Stock then outstanding plus (ii) Common Stock issuable upon conversion or exercise of all convertible securities, options, warrants and other such rights then outstanding. If any Interested Holder does not elect to purchase Shares to which such Interested Holder is entitled under this Section 2.5(b), the other Interested Holders that have elected to purchase Shares may purchase the non-purchasing Interested Holder's portion on a pro rata basis within 10 days from the date such non-purchasing Interested Holder fails to exercise its right hereunder.

            (c) If all such Shares referred to in the Notice are not elected to be purchased as provided in subsection 2.5(b), the Company may, during the 90 day period following the expiration of the 20-day period provided in subsection 2.5(b) (or, if applicable, the 10-day period set forth in such subsection, whichever expires later), offer the remaining unsubscribed Shares to any person or persons at a price not less, and upon general terms no more favorable to the offeree, than those specified in the Notice. If the Company does not enter into an agreement for the sale of any such remaining Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Interested Holders in accordance herewith.

            (d) The right of first refusal in this Section 2.5 shall not be applicable to (i) the issuance of Shares on a pro rata basis to all of the Company's shareholders in connection with any stock split, dividend, reverse stock split or recapitalization, (ii) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such plans or other arrangements) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, (iii) the issuance of up to (A) 2,171,128 shares of Common Stock and (B) 200,000 shares of Series C Stock (in each case adjusted appropriately for stock dividends, splits, combinations and similar transactions) issued or issuable upon the exercise of warrants outstanding as of the date hereof or hereafter, provided, however, with respect to such warrants exercisable for Series C Stock, that the exercise price thereof is at least $6.61 per share (adjusted appropriately for stock dividends, splits, combinations and similar transactions), (iv) any Shares offered to the public pursuant to a registration statement filed under the 1933 Act, (v) any Shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, (vi) shares of Common Stock issued upon conversion of any Shares at any time outstanding, (vii) any Shares issued pursuant to any equipment leasing arrangement or bank financing, (viii) Shares issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, marketing or distribution arrangements or (B) technology transfer or development arrangements other than those primarily for capital raising purposes, provided that such strategic transactions and the issuance of Shares in connection therewith have been approved by the Company's Board of Directors, or (ix) the issuance of Series D Stock pursuant to the Series D Stock Purchase Agreement.

        2.6 INITIAL PUBLIC OFFERING; RIGHT OF FIRST REFUSAL

        (a) Notwithstanding the provisions of Section 2.5(d)(iv), each Interested Holder that owns at least 50,000 shares of Series C Stock and/or 50,000 shares of Series D Stock (collectively, "Participating Holders") shall have the right, subject to the other provisions of this Section 2.6, to purchase shares of Common Stock at the price the shares are offered to the public in the Public Offering. If a Participating Holder exercises its right of first refusal in the Public Offering (the "IPO Purchase Option"), it shall have the right to purchase a pro rata portion of the shares offered in the Public Offering which equals the proportion that the number of shares of Common Stock Equivalents then held by the Participating Holder bears to the total number of shares of Common Stock Equivalents held by all securityholders of the Company. The Company shall deliver notice of the Public Offering to each Participating Holder within 10 days following the filing of a registration statement relating to the Public Offering. Such notice shall set forth the number of shares of Common Stock that each Participating Holder shall have the right to purchase pursuant to this
Section 2.6 as well as the basis for the computation of such number. Within five days following delivery of such notice, each Participating Holder may exercise the IPO Purchase Option (by delivery of notice to such effect to the Company within such five-day period) for a number of shares up to the maximum number set forth in such notice. To the extent a Participating Holder does not exercise the IPO Purchase Option for the total number of shares set forth in the notice within such five-day period, the other Participating Holders that have elected to purchase shares may purchase the non-purchasing Participating Holder's portion on a pro rata basis within five days from the date such non-purchasing Participating Holder fails to exercise its right hereunder. To the extent a Participating Holder does not exercise its IPO Purchase Option within the time period set forth in this Section 2.6, the Company shall have no further obligation to such Participating Holder under this Section 2.6.

        (b) Each Participating Holder's exercise of the IPO Purchase Option shall be deemed an expression of interest in receiving an offer by the Company to purchase the number of shares indicated in such Participating Holder's notice. The Company's offer to sell such shares to the Participating Holders shall be deemed to occur automatically upon the completion of the earlier to occur of (i) the Company's providing each participating Participating Holder with a copy of the final prospectus filed with the SEC with respect to the Public Offering and (ii) two hours after the latest to occur of (A) notice to such Participating Holder of the effectiveness of the Public Offering registration statement and (B) notice to such Participating Holder of the Company's determination of the offering price (the completion of the last to occur of the foregoing, the "Offer Commencement"). Such Participating Holder shall have an unconditional right to terminate its IPO Purchase Option and revoke its exercise thereof by written notice to the Company on or before the Offer Commencement.

Once revoked by such Participating Holder, the IPO Purchase Option shall become null and void.

        (c) A Participating Holder's exercise of the IPO Purchase Option shall, unless revoked on or before the Offer Commencement, automatically be deemed to be a binding commitment to purchase the shares indicated by such Participating Holder in its notice to the Company upon the Offer Commencement. Such Participating Holder's purchase of the shares shall occur simultaneously with the closing of the purchase and sale of the other shares distributed in the Public Offering. It is the intent of the parties that any shares issued to such Participating Holder shall be fully registered shares, offered and sold in the Public Offering. Shares purchased by any Participating Holder pursuant to its exercise of the IPO Purchase Option shall not be subject to the provisions of
Section 1.13 of this Agreement.

        (d) The IPO Purchase Option shall be subject to compliance with all applicable security laws, the rules and regulations promulgated thereunder, and rules and regulations of the National Association of Securities Dealers, Inc. In the event that the IPO Purchase Option is infeasible due to applicable regulatory restrictions or prohibited by such laws, rules or regulations, then the right of first refusal set forth in this Section 2.6, including the IPO Purchase Option, shall not be available to the Participating Holders.

        (e) Notwithstanding any other provision of this Section 2.6, if the managing underwriter or underwriters of the Public Offering determine, in their sole discretion, that marketing or other factors necessary to the successful completion of the Public Offering require a limitation of the number of shares that Participating Holders would otherwise be entitled to purchase in the Public Offering pursuant to this Section 2.6, and the managing underwriter delivers notice that reasonably sets forth such factors no later than five business days prior to the anticipated effective date of the Public Offering registration statement, then the underwriters may, in their sole discretion, exclude from the IPO Purchase Option any or all of the shares that would otherwise be subject thereto, and any shares that continue to be subject to the IPO Purchase Option shall be allocated among all Participating Holders electing to exercise the IPO Purchase Option in the same proportion (as nearly as practicable) as the number of shares of Participating Stock held by each such Participating Holder.

        2.7 LIFE INSURANCE

        The Company agrees to maintain valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks. The

Company agrees to maintain key-man life insurance policies, in the amount of at least $2,000,000, on the life of Gregory L. Drew and in the amount of at least $1,000,000 on the life of Frank Sadowski, respectively, so long as such individual is an employee of the Company. The Company shall be the beneficiary of such policies.

        2.8 RESERVATION OF COMMON STOCK

        The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of (a) Series A Stock, all shares of Common Stock issuable from time to time upon such conversion, (b) Series B Stock, all shares of Common Stock issuable from time to time upon such conversion, (c) Series C Stock, all shares of Common Stock issuable from time to time upon such conversion and (d) Series D Stock, all shares of Common Stock issuable from time to time upon such conversion. The Company will at all times reserve and keep available shares of Common Stock issuable upon exercise of the Company's outstanding stock options.

        2.9 ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENTS

        The Company shall require all employees hired on or after the date hereof to execute and deliver an Assignment of Inventions and Confidentiality Agreement.

        2.10 COMPENSATION COMMITTEE

        The Company agrees to maintain a Compensation Committee of the Board of Directors. The majority of the members of the Compensation Committee shall not be employees of the Company. So long as Gregory L. Drew is a Director of the Company, he shall be a member of the Compensation Committee.

        2.11 TERMINATION OF COVENANTS

        Except for the covenants set forth in Section 2.6, the covenants set forth in this Section 2 shall terminate and be of no further force or effect upon the earlier of:

            (a) the closing of a firmly underwritten, public offering by the Company of shares of Common Stock, registered under the 1933 Act, in which the offering price per share is $5.00 or above and the aggregate offering proceeds paid to the Company are in excess of $10,000,000 (before deduction of underwriters' discounts and commissions and expenses of the offering) (a "Public Offering"), or

            (b) the date the Company first becomes subject to the periodic reporting requirements of Section 15(d) of the 1934 Act.

        The covenants set forth in Section 2.6 shall terminate and be of no further force or effect immediately after the closing of the Public Offering.

SECTION 3. MISCELLANEOUS

        3.1 SUCCESSORS AND ASSIGNS

        Except to the extent that the application of certain provisions of this Agreement to transferees and assignees of the Series A Stock, the Series B Stock, Series C Stock, Series D Stock and the Common Stock (including, without limitation, Common Stock issuable upon conversion of the Series A Stock, Series B Stock, Series C Stock or Series D Stock) is expressly limited, the terms and conditions of this Agreement shall be freely assignable and shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        3.2 GOVERNING LAW

        This Agreement shall be governed by and construed under the laws of the State of Oregon as applied to agreements among Oregon residents entered into and to be performed entirely within the State of Oregon.

        3.3 COUNTERPARTS

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

        3.4 HEADINGS

        The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        3.5 NOTICES

        Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days after deposit in the United States Mail, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified, if to the Company, at 1516 N.W. Thurman, Portland, Oregon 97209, or if to an Investor, at the address indicated for such Investor on Schedule A hereto, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner. Copies of any notices sent to the holders of Series D Stock shall also be sent to Rick Cohen, Esq. of Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Suite 2400, Los Angeles, California 90017.

        3.6 AMENDMENTS AND WAIVERS

        This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Common Stock Equivalents held by the Investors; provided, however, that any amendment or modification that is detrimental to the holders of Series C Stock or Series D Stock shall require the written consent of the holders of a majority of the Series C Stock or Series D Stock, respectively, then outstanding; and, provided further, that any amendment or modification that is detrimental to a holder of Preferred Stock in a manner different from the other holders of Preferred Stock shall require the written consent of such holder.

        3.7 SEVERABILITY

        If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        3.8 ENTIRE AGREEMENT

        This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Agreement amends and restates in its entirety the Second Amended and Restated Investors' Rights Agreement dated as of October 19, 1999 between the Company and the holders of Series A Stock, Series B Stock and Series C Stock.

        3.9 ATTORNEYS' FEES

        If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including, without limitation, reasonable attorney fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party or parties in such suit or action, including, without limitation, any post-trial or appellate proceeding.

               [Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors' Rights Agreement as of the date first above written.


                                      800.COM, INC.

                                      By:
                                          --------------------------------------
                                      Name:  Gregory L. Drew
                                      Title: President


                                      INVESTORS:


                                      OLYMPIC VENTURE PARTNERS IV, L.P.

                                      By:   OVMC IV, LLC, its General Partner


                                      By:
                                          --------------------------------------
                                          Gerard H. Langeler
                                          Managing Member



                                      OVP IV ENTREPRENEURS FUND

                                      By:   OVMC IV, LLC, its General Partner


                                      By:
                                          --------------------------------------
                                          Gerard H. Langeler
                                          Managing Member


                                                                        PAGE S-1

                                      CB (BERKMAN) CAPITAL LLC

                                      By: CRAIG BERKMAN & ASSOCIATES, INC.
                                          its Managing Member

                                      By:
                                          --------------------------------------
                                          Craig L. Berkman
                                          President


                                      DAIN RAUSCHER WESSELS INVESTORS LLC


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ------------------------------------------
                                      Robert J. Reynolds


                                      ------------------------------------------
                                      Mitchell P. Bartlett


                                      ------------------------------------------
                                      Gene Carletta


                                      ------------------------------------------
                                      Joseph Pacella


                                      ------------------------------------------
                                      John Ripper


                                                                        PAGE S-2

                                      D.A. DAVIDSON & CO., CUSTODIAN FBO
                                      SPENCER J. BROWN IRA


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      D.A. DAVIDSON & CO., CUSTODIAN FBO
                                      RICKEY J. PETRY IRA

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      ------------------------------------------
                                      Laurence H. Baker


                                      ------------------------------------------
                                      Steve Weiss



                                      TWB INVESTMENT PARTNERSHIP

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                                                        PAGE S-3

                                      THE CHRIS KOCHER REVOCABLE LIVING
                                      TRUST DTD. 12/15/90


                                      By:
                                          --------------------------------------
                                          Chris Kocher
                                          Trustee


                                      ------------------------------------------
                                      Saul Gamoran


                                      ------------------------------------------
                                      Richard Galanti



                                      LAZARUS FAMILY INVESTMENTS, LLC

                                      By:
                                          --------------------------------------
                                          Jonathan D. Lazarus, Manager


                                      TRINITY VENTURES VI, L.P.

                                      By: TRINITY TVL PARTNERS VI, LLC,
                                          its General Partner

                                      By:
                                          --------------------------------------
                                          James G. Shennan, Jr.
                                          Manager


                                                                        PAGE S-4

                                      TRINITY VI SIDE-BY-SIDE FUND, L.P.

                                      By: TRINITY TVL PARTNERS VI, LLC,
                                          its General Partner

                                      By:
                                          --------------------------------------
                                          James G. Shennan, Jr.
                                          Manager



                                      APV TECHNOLOGY PARTNERS II, L.P.

                                      By: APV MANAGEMENT CO. II, LLC,
                                          its Managing General Partner

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: Managing Member


                                      APV TECHNOLOGY PARTNERS, L.P.

                                      By: APV MANAGEMENT CO., LLC,
                                          its Managing General Partner

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: Managing Member



                                      APV TECHNOLOGY PARTNERS U.S., L.P.

                                      By: APV MANAGEMENT CO., LLC,
                                          its Managing General Partner

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: Managing Member


                                                                        PAGE S-5

                                      HGI VENTURES, LLC


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      WPS, LLC


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: Managing Member



                                      VULCAN VENTURES INCORPORATED


                                      By:
                                          --------------------------------------
                                          William D. Savoy
                                          Vice President


                                      STANFORD UNIVERSITY


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                                                        PAGE S-6

                                      ATGF II


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                      VERTEX CAPITAL II LLC


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:



                                      ------------------------------------------
                                      James Stableford



                                      LITTON MASTER TRUST

                                      By  Amerindo Investment Advisors Inc.
                                          its Attorney-in-Fact

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:


                                      ------------------------------------------
                                      Timothy Zuckert


                                      Q INVESTMENT PARTNERS LLC


                                      By:
                                      ------------------------------------------
                                      William Bryant


                                                                        PAGE S-7

                                      ATTRACTOR OFFSHORE LTD.


                                      By:
                                          --------------------------------------
                                      Name:   Harvey Allison
                                      Title:  President of Attractor Investment
                                              Management, its Investment Manager

                                      ATTRACTOR INSTITUTIONAL LP


                                      By:
                                          --------------------------------------
                                      Name:  Harvey Allison
                                      Title: Managing Member of Attractor
                                             Ventures LLC, General Partner of
                                             Attractor Institutional LP

                                      ATTRACTOR VENTURES LLC


                                      By:
                                          --------------------------------------
                                      Name:  Harvey Allison
                                      Title: Managing Member

                                      ATTRACTOR LP


                                      By:
                                          --------------------------------------
                                      Name:  Harvey Allison
                                      Title: Managing Member of Attractor
                                             Ventures LLC, General Partner of
                                             Attractor LP

                                      ATTRACTOR QP LP


                                      By:
                                          --------------------------------------
                                      Name:  Harvey Allison
                                      Title: Managing Member of Attractor
                                             Ventures LLC, General Partner of
                                             Attractor QP LP


                                                                        PAGE S-8

                                      BEIJING TECHNOLOGY DEVELOPMENT FUND, LDC


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:



                                      INTERNATIONAL NETWORK CAPITAL CORP.


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:



                                      INTERNATIONAL NETWORK CAPITAL, LDC


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      TEAM HUNTER LLC


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                                                        PAGE S-9

                                      SOFINOV, SOCIETE FINANCIERE
                                      D'INNOVATION INC.


                                      By:
                                          --------------------------------------
                                          Denis Dionne
                                          President

                                      By:
                                          --------------------------------------
                                          Pierre Pharand
                                          Vice President

                                      DIGITAL MEDIA & COMMUNICATIONS II LIMITED
                                      PARTNERSHIP

                                      By: Advent International Limited
                                          Partnership, General Partner
                                      By: Advent International Corporation,
                                          General Partner

                                      By:
                                          --------------------------------------
                                          Name:
                                          Vice President/Senior Vice President



                                      ADVENT CROWN FUND II C.V.

                                      By: Advent International Limited
                                          Partnership, General Partner
                                      By: Advent International Corporation,
                                          General Partner

                                      By:
                                          --------------------------------------
                                          Name:
                                          Vice President/Senior Vice President


                                      OAKSTONE VENTURES LIMITED PARTNERSHIP

                                      By: Advent International Limited
                                          Partnership, General Partner
                                      By: Advent International Corporation,
                                          General Partner

                                      By:
                                          --------------------------------------
                                          Name:
                                          Vice President/Senior Vice President


                                                                       PAGE S-10

                                      ADVENT PARTNERS LIMITED PARTNERSHIP

                                      By: Advent International Corporation,
                                          General Partner

                                      By:
                                          --------------------------------------
                                          Name:
                                          Vice President/Senior Vice President

                                      LEVRICK LIMITED



                                      By:
                                          --------------------------------------
                                          Nigel Hill
                                          Director



                                      PORTAGE FOUNDERS L.P.

                                      By: Portage Venture Partners, LLC, its
                                          General Partner

                                      By:
                                          --------------------------------------
                                          Judith Bultman Meyer
                                          Managing Director



                                      ------------------------------------------
                                      Maureen Moore

                                      CB (BERKMAN) CAPITAL II LLC

                                      By: CRAIG BERKMAN & ASSOCIATES, INC.
                                          its Managing Member

                                      By:
                                          --------------------------------------
                                          Craig L. Berkman
                                          President

                                                                       PAGE S-11

                                      WI HARPER GROUP


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      OLYMPIC VENTURE PARTNERS V, L.P.

                                      By: OVMC V, L.L.C., its General Partner

                                      By:
                                          --------------------------------------
                                          Gerard H. Langeler
                                          Managing Member


                                                                       PAGE S-12

                             [SERIES D SHAREHOLDERS]

                                                                       PAGE S-13